UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 31, 2016

VORNADO REALTY TRUST

(Exact Name of Registrant as Specified in Charter)

Maryland	No. 001-11954	No. 22-1657560
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

VORNADO REALTY L.P.
(Exact Name of Registrant as Specified in Charter)

Delaware	No. 001-34482	No. 13-3925979
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

888 Seventh Avenue New York, New York	10019
(Address of Principal Executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 894-7000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 31, 2016, Vornado Realty Trust (“Vornado”) and Vornado Realty L.P. (“VRLP”, and together with Vornado, the “Vornado Parties”) entered into a Master Transaction Agreement (the “Master Agreement”) with JBG Properties, Inc. (“JBG Properties”), JBG/Operating Partners, L.P. (“JBG Operating Partners”, and together with JBG Properties, the “JBG Management Entities”), certain pooled investment funds that are affiliates of the JBG Management Entities (the “JBG Funds”, and together with the JBG Management Entities, the “JBG Parties”), JBG SMITH (as defined below) and JBG SMITH OP (as defined below), providing for a series of transactions pursuant to which (i) Vornado will spin off its Washington, D.C. metropolitan area business into Vornado DC Spinco, a Maryland real estate investment trust (“REIT”) that will become a new publicly traded REIT (“JBG SMITH”) and (ii) JBG SMITH will be combined with the management business and certain Washington, D.C. metropolitan area properties of the JBG Parties.  Upon the completion of the transactions, JBG SMITH is expected to have an estimated $8.4 billion enterprise value and will own 50 office properties totaling approximately 11.8 million square feet, 18 multifamily properties with 4,451 residential units, and 11 other properties totaling approximately 0.7 million square feet.

The full text of the Master Agreement will be filed as an exhibit to Vornado’s Annual Report on Form 10-K for the year ended December 31, 2016.

Other than with respect to the Master Agreement or as otherwise described herein, there is no material relationship between the JBG Parties or any of its affiliates or related parties, on the one hand, and the Vornado Parties or any of their affiliates or related parties, on the other hand.

Pre-Combination Transactions

The Master Agreement provides for a series of transactions pursuant to which, among other things:

a)             Certain direct and indirect interests in certain real properties (the “Vornado Included Properties”) set forth in the Master Agreement that are held by the Vornado Parties through their ownership of equity interests in certain entities set forth in the Master Agreement, and other assets related thereto (together with the Vornado Included Properties, the “Vornado Included Assets”), will be contributed by VRLP to Vornado DC Spinco OP LP, a Delaware limited partnership that will be the operating partnership of JBG SMITH (“JBG SMITH OP”), in exchange for common partnership units of JBG SMITH OP (“OP Units”) and the assumption by JBG SMITH OP of certain liabilities to be set forth in the Separation Agreement (as defined below);

b)             VRLP will distribute all of its OP Units to Vornado and the other partners of VRLP on a pro rata basis;

c)              Vornado will contribute all of its OP Units to JBG SMITH; and

d)             Vornado will distribute 100% of the outstanding common shares of JBG SMITH (“JBG SMITH Shares”) to the shareholders of Vornado on a pro rata basis (this step (d), the “External Distribution,” and the transactions described in the foregoing steps (a) through (d), collectively, the “Pre-Combination Transactions”).  The Pre-Combination Transactions shall be effectuated as provided in a Separation and Distribution Agreement

(the “Separation Agreement”) to be entered into by and among Vornado, VRLP, JBG SMITH and JBG SMITH OP.

Combination Transactions

The Master Agreement further provides that, following the Pre-Combination Transactions, the JBG Funds will contribute certain real estate interests (the “JBG Included Properties” and, together with the Vornado Included Properties, the “Included Properties”) in the Washington, D.C. metropolitan area, through a series of transactions, to, and certain affiliates of the JBG Management Entities (the “JBG Managing Member Entities”) will contribute certain managing member interests in certain entities owning the JBG Included Properties (the “JBG Included Entities”) to, and the JBG Management Entities will merge with and into or contribute certain assets to, JBG SMITH, JBG SMITH OP or JBG SMITH OP’s subsidiaries (the “Combination Transactions” and, together with the Pre-Combination Transactions and the Restructuring Transactions (as defined below), the “Transactions”), in exchange for newly issued JBG SMITH Shares and newly issued OP Units, subject to certain restrictions and adjustments, as further described in the section entitled “Consideration” below:

•                  Prior to the Combination Transactions, each JBG Fund will engage in a restructuring through a series of steps (the “Restructuring Transactions”) pursuant to which, among other things, the JBG Included Assets of certain of such JBG Funds will be transferred to a newly formed entity to be owned directly or indirectly by the members of such JBG Fund;

•                  At the closing of the Transactions (the “Closing”), certain direct and indirect interests in the JBG Included Properties that are held by the JBG Funds through their ownership of the JBG Included Interests and other assets related thereto (together with the JBG Included Interests, the “JBG Included Assets”, and together with the Vornado Included Assets, the “Included Assets”) will be contributed to JBG SMITH OP or its subsidiaries (the “JBG Asset Contributions”);

•                  At the Closing, JBG Operating Partners will merge with and into a wholly owned subsidiary of JBG SMITH OP, with the partners of JBG Operating Partners receiving OP Units (the “JBG OP Merger”);

•                  At the Closing, JBG Properties will transfer all of its assets to JBG SMITH OP, in exchange for OP Units (the “JBG Properties Contribution”); and

•                  At the Closing, the JBG Management Entities shall cause each JBG Managing Member Entity to transfer and contribute certain managing member interests it has in any JBG Included Entity to a newly formed wholly owned subsidiary of JBG SMITH OP (the “JBG Member Interest Contribution”).

Certain JBG Funds will continue to own assets that will not be contributed to JBG SMITH OP pursuant to the Master Agreement (the “JBG Excluded Assets”) and the principals of the JBG Parties, including the principals who will become executive officers of JBG SMITH at Closing, will retain interests in these JBG Funds, which entitle them to “promotes” with respect to the JBG Excluded Assets.  The JBG Excluded Assets can generally be categorized as (i) condominium and townhome assets, (ii) a number of hotels owned by the JBG Funds, (iii) assets likely to be sold in the near term, whether because they are under contract for sale, being marketed for sale or likely to be marketed for sale in the near term, (iv) assets that JBG SMITH OP is not acquiring because they are located in markets that will not be core markets for JBG SMITH OP going forward, and (v) single-tenant leased General Services Administration assets that are encumbered with long-term, hyper-amortizing bond financing which is not consistent with the financing strategy of JBG SMITH.

Following the consummation of the Transactions, pursuant to or as contemplated by the Master Transaction Agreement, among other things:

•                  JBG SMITH will be an independent publicly traded REIT, separate from Vornado, and the economic interests in JBG SMITH are expected to be owned approximately (i) 74% by the common shareholders of Vornado and the limited partners of VRLP as of the record date for the distribution of JBG SMITH Shares to Vornado’s common shareholders and OP Units to VRLP’s limited partners, (ii) 20% by JBG limited partners as of the Closing Date and (iii) 6% by JBG management, which percentages are subject to change due to closing adjustments set forth in the Master Agreement; and

•                  JBG SMITH will change its name from Vornado DC Spinco to JBG SMITH Properties and the headquarters of JBG SMITH will be located in the Washington, D.C. metropolitan area.

Revaluation of the Included Properties

The equity value of each Included Property (each such value, the “Asset Value”) was agreed by the parties when the Master Agreement was executed, but is subject to certain upward or downward adjustments as set forth in the Master Agreement. These adjustments include, among other things, (i) increasing such Asset Value by amounts actually paid prior to the Revaluation Time (as defined below) by Vornado or JBG, as applicable, on account of leasing costs, certain capital expenditures, certain debt amortizations and paydowns, certain acquisition and development costs and any positive net working capital balance with respect to such Included Property and (ii) decreasing such Asset Value by the amount of leasing costs not yet paid with respect to such Included Property as of the Revaluation Time, new indebtedness, certain debt prepayment fees and any negative net working capital balance.  The “Revaluation Time” will be 11:59 p.m. Eastern time on the last day of the calendar month in which all of the conditions to consummation of the Transactions have been satisfied or waived (unless such conditions are satisfied or waived in the last 5 days of a calendar month, in which case the Revaluation Time will be 11:59 p.m. Eastern time on the last day of the following calendar month).

Consideration

In consideration of the JBG Parties’ contribution of the JBG Included Assets pursuant to the Combination Transactions, the applicable JBG Party or certain direct and indirect owners of such JBG Party (the “JBG Designees”) will receive from JBG SMITH and JBG SMITH OP, a number of JBG SMITH Shares and/or OP Units (collectively, the “Equity Consideration”) to be determined in accordance with a formula set forth in the Master Agreement.

To the extent that the Vornado Parties reasonably determine with respect to any JBG Party or JBG Designee that the issuance of JBG SMITH Shares or OP Units to such JBG Party or JBG Designee cannot be effected in a private placement satisfying the requirements of Regulation D of the Securities Act of 1933, as amended, or if the JBG Parties do not timely furnish to the Vornado Parties a satisfactory investor questionnaire from any JBG Party or JBG Designee, JBG SMITH and JBG SMITH OP shall pay the consideration owed to such JBG Party or JBG Designee in the form of cash (“Cash Consideration”) rather than Equity Consideration.  Any such Cash Consideration shall be equal to the product of (x) the number of JBG SMITH Shares and/or OP Units that would otherwise have been payable to such JBG Party or JBG Designee multiplied by (y) the average of the high and the low trading prices of JBG SMITH Shares on the New York Stock Exchange on the date of the Closing (the “Closing Date”).

With respect to the JBG Asset Contributions, the applicable JBG Party (or its JBG Designees) shall be entitled to receive either JBG SMITH Shares or OP Units.  With respect to the JBG OP Merger, and the JBG Properties Contribution, the applicable JBG Party (or its JBG Designees) shall be entitled to receive only OP Units.

The OP Units issued in connection with the JBG OP Merger and the JBG Properties Contribution to individuals employed by the JBG Properties and who will continue as employees of JBG SMITH will be subject to certain vesting and/or transfer restrictions.  50% of such OP Units will be fully vested and not subject to forfeiture at the Closing, with the remaining 50% vesting in equal monthly installments over a 30-month period beginning on the first day of the 31st month after the Closing and ending on the first day of the 60th month after the Closing as long as the individual remains employed by JBG SMITH (subject to accelerated vesting upon certain specified events as described in the applicable Unit Issuance Agreement pursuant to which such OP Units are issued).  OP Units that are fully vested at the time of issuance will not be transferable or redeemable, including for shares of JBG SMITH common stock or otherwise, for three years following the Closing, except that up to 10% of an individual’s total OP Units may be sold, pledged or redeemed for shares of JBG SMITH common stock during this period (subject to the transfer and redemption restrictions imposed on OP Units generally by the Limited Partnership Agreement of JBG SMITH OP).  OP Units that vest after issuance will be subject to the foregoing restrictions on transfer and redemption for five years following the Closing. OP Units issued to JBG employees who are retiring in connection with, or are expected to retire within a year after, the Closing will not be subject to transfer or redemption restrictions other than those applicable to OP Units generally, but may be subject to vesting and forfeiture.

Initial Equity Grants

Pursuant to the Master Agreement, the JBG SMITH Board (as defined below) expects to adopt an equity incentive plan, effective as of Closing, and pursuant to that plan and the Partnership Agreement, certain employees of JBG SMITH will be eligible to receive initial equity-based awards, which may include awards based on interests in JBG SMITH OP.  Additionally, in order to attract and retain talented executives and to link compensation to shareholder returns, JBG SMITH expects to make initial “appreciation-only” equity grants in connection with the Closing to certain JBG Properties employees for a number of awards equal to approximately $75 million divided by the value of a JBG SMITH Share on the grant date, and to certain Vornado employees for a number of awards equal to approximately $25 million divided by the value of a JBG SMITH Share on the grant date, who in each case are intended to become trustees, employees or members of the management team of JBG SMITH in connection with the Combination. Such awards, which we refer to as the “Formation Units,” will be special limited partnership interests in JBG SMITH OP, structured in a manner intended to qualify as “profits interests” for federal income tax purposes and the value of which will be tied to the appreciation of a share of JBG common stock commencing from the date of grant. The Formation Units will be issued under the terms of the Partnership Agreement and the JBG SMITH equity incentive plan.  The Formation Units will generally vest 25% on each of the 3rd and 4th anniversaries of the date of grant, and 50% on the fifth anniversary of the date of grant, subject to continued employment (with accelerated vesting upon certain specified events as described in the applicable award agreement).

Registration Rights Agreements

Pursuant to the Master Agreement, at Closing, the Company and all JBG Parties or JBG Designees receiving Equity Consideration will enter into Registration Rights Agreements, pursuant to which, subject to certain exceptions, JBG SMITH will agree to: (i) use commercially reasonable efforts to prepare and file, on or before the first business day that is 60 days after the Closing, one or more registration statements registering the resale of the JBG SMITH Shares; and (ii) use commercially reasonable efforts to prepare and file, on or before the first business day that is 13 months after the

Closing, one or more registration statements registering, at the Company’s election, either (a) the issuance of JBG SMITH Shares upon redemption of OP Units, or (b) the resale of such JBG SMITH Shares.

Consents

The contribution of certain Included Assets to JBG SMITH OP in connection with the Pre-Combination Transactions and the Combination Transactions will require the consent of certain third parties, including joint venture partners, lenders and ground lessors of the Vornado Parties and the JBG Parties or their respective subsidiaries.  The Master Agreement requires the Vornado Parties and the JBG Parties to seek to obtain such consents, and with respect to any required debt consent, to seek to prepay or refinance the applicable loan if such consent is not received within 120 days following the date of the Master Agreement.  If (i) a consent (or, with respect to debt consents, a prepayment or refinancing in a manner that does not restrict the Transactions and meets certain other terms set forth in the Master Agreement) is not obtained with respect to certain specified Included Assets prior to the date that is 20 days before the anticipated Closing, or (ii) certain entities owned by the Vornado Parties and/or by the JBG Parties for which certain specified actions have not been resolved prior to the date that is 20 days before the anticipated Closing, such Included Assets will not be contributed or transferred at the Closing (each such asset or entity that is excluded for the above-referenced reasons or pursuant to another provision of the Master Agreement, a “Kickout Interest”).  In addition, at any time on or before the Revaluation Time, the Vornado Parties have the right to elect to designate certain Vornado Included Properties and one JBG Included Property as being excluded from the Included Assets, and such properties will not be transferred at the Closing.

Until the later of 60 days following Closing and the Outside Date (as defined below), with respect to certain Kickout Interests, the Master Agreement obligates the Vornado Parties and the JBG Parties to cooperate in good faith and use commercially reasonable efforts to obtain the necessary consents required to transfer such Kickout Interests. For any such Kickout Interest for which such consent is obtained within such period, such Kickout Interest will be contributed to JBG SMITH OP by the applicable Vornado Party or JBG Party in exchange for OP Units or Issued Newco Shares, as applicable.

JBG SMITH Board of Trustees and Officers

Immediately after the Pre-Combination Transactions, the board of trustees of JBG SMITH (the “JBG SMITH Board”) shall (i) increase the number of trustees of JBG SMITH to twelve, (ii) cause six individuals designated by the JBG Parties (such persons, and any replacement designees selected, the “JBG Board Designees”) and six individuals designated by the Vornado Parties (such persons, and any replacement designees selected, the “Vornado Board Designees”, and together with the JBG Board Designees, the “Board Designees”) to compose the entire JBG SMITH Board, (iii) appoint Steven Roth as Chairman of the JBG SMITH Board and Rob Stewart as Vice Chairman of the JBG SMITH Board and (iv) appoint an equal number of JBG Board Designees and Vornado Board Designees to the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee (with the JBG Board Designees to serve on such committees being selected at the direction of the JBG Parties). In addition to Mr. Roth as Chairman, Mitchell Schear, the current President of Vornado/Charles E. SMITH, will serve as a trustee and be a Vornado Board Designee.  In addition to Mr. Stewart as Vice Chairman, each of W. Matt Kelly and Michael Glosserman, who are currently Managing Partners of JBG, will serve as a trustee and be JBG Board Designees.

For a period of two years following the Closing, if any Vornado Board Designee or JBG Board Designee is unable or unwilling to serve or is otherwise no longer serving as a member of the JBG SMITH Board, then the remaining Vornado Board Designees or JBG Board Designees, respectively, may designate a replacement individual reasonably satisfactory to the Nominating and Corporate Governance Committee of the JBG SMITH Board (a “Replacement Designee”) and the JBG SMITH Board shall promptly appoint such Replacement Designee to fill the vacancy created thereby. In addition, at the first annual meeting following the Closing, the JBG SMITH Board will use no less rigorous efforts to cause the election of the Vornado Board Designees and JBG Board Designees (including their respective Replacement Designees) than the manner in which JBG SMITH supports other nominees for the JBG SMITH Board.

JBG SMITH will be led by the current management team of the JBG Management Entities.  W. Matt Kelly will be named Chief Executive Officer, David Paul will be named President and Chief Operating Officer, James Iker will be named Chief Investment Officer and Brian Coulter and Kai Reynolds will be named Co-Chief Development Officers.

Representations, Warranties and Covenants

The Master Agreement contains certain representations and warranties made by the Vornado Parties, on the one hand, and certain representations and warranties made by the JBG Parties, on the other hand.  The representations and warranties were made by the parties as of the date of the Master Agreement and as of the Closing.  Certain of these representations and warranties are subject to specified exceptions and qualifications contained in the Master Agreement and qualified by information the parties provided to each other in disclosure letters delivered in connection with the Master Agreement and, in the case of the Vornado Parties, further qualified by documents or exhibits attached to certain recent filings filed with or furnished to the Securities and Exchange Commission (the “SEC”) by the Vornado Parties, subject to certain exceptions.

Under the Master Agreement, the Vornado Parties and the JBG Parties have each agreed to certain customary covenants for transactions of this nature, including, among others, covenants:

•                  that the Vornado Parties shall cause JBG SMITH, JBG SMITH OP and each of the Vornado Included Entities to, and the JBG Parties shall, conduct their respective business in all material respects in the ordinary course of business consistent with past practices during the period between the execution of the Master Agreement and the Closing, subject to certain exceptions;

•                  not to engage in certain activities during the period between the execution of the Master Agreement and the Closing without the consent of the other Parties, not to be unreasonably withheld, delayed or conditioned, subject to certain exceptions;

•                  that the Vornado Parties and the JBG Parties will use commercially reasonable efforts to cooperate to arrange a credit financing for JBG SMITH and JBG SMITH OP on or immediately prior to the Closing (the “Credit Facility”) on terms acceptable to them in their reasonable discretion;

•                  that the JBG Parties will implement the Restructuring Transactions prior to the Closing;

•                  that Vornado shall cause JBG SMITH to use its commercially reasonable efforts to cause the JBG SMITH Shares to be approved for listing on the NYSE prior to the Closing Date, subject only to official notice of issuance;

•                  that, as promptly as practicable following the execution of the Master Agreement, Vornado shall cause JBG SMITH to prepare and file the initial Form 10 with the SEC, and that Vornado shall, and shall cause JBG SMITH to, use commercially reasonable efforts to have such Form 10 declared effective by the SEC as promptly as practicable and keep the Form 10 effective for so long as necessary to consummate the Transactions; and

•                  that, following the Closing, upon request of the Vornado Parties from time to time, JBG SMITH or its subsidiary shall provide certain property management, asset management, leasing brokerage and other similar services with respect to any real property of the Vornado Parties located in the Washington, D.C. metropolitan area other than the Vornado Included Assets.

Exclusivity

From the date of the Master Agreement until the Closing or the date, if any, on which the Master Agreement is terminated, each party shall not, and shall cause each of its affiliates not to, and shall direct its representatives not to, directly or indirectly, solicit, initiate, knowingly facilitate or otherwise enter into any discussions, negotiations or agreements which could reasonably be expected to lead to a possible sale or other disposition of the Included Assets with any person other than the Vornado Parties or the JBG Parties, as applicable, subject to certain exceptions.

Conditions to Consummation of the Transactions

Consummation of the Transactions is subject to certain mutual conditions of the parties, including: (i) the approval for listing of the JBG SMITH Shares on the New York Stock Exchange (subject only to official notice of issuance); (ii) the absence of any law, order or injunction prohibiting the consummation of the Transactions; (iii) that any required waiting periods under antitrust laws have expired or been waived or terminated; (iv) the consummation of the Pre-Combination Transactions in all material respects in accordance with the Separation Agreement; (v) that the Form 10 has become effective and is not subject to any stop order or proceedings seeking a stop order; and (vi) that no more than 40% of the JBG Included Assets and no more than 20% of the Vornado Included Assets (calculated on the basis of their agreed asset valuations) have been designated as Kickout Interests. In addition, the Closing will not take place before the Outside Date unless the parties otherwise agree or, assuming the satisfaction or waiver of all other conditions to Closing (other than those that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), one of the parties exercises its right to cause the Closing to take place as follows: (i) the Vornado Parties may set the Revaluation Time to allow the Closing Date to be on or after March 15, 2017 once (a) no more than 10% of the Vornado Included Properties shall be Kickout Interests and (b) no more than 20% of the JBG Included Properties shall be Kickout Interests; (ii) the Vornado Parties may set the Revaluation Time to allow the Closing Date to be after May 1, 2017 once (a) no more than 15% of the Vornado Included Properties shall be Kickout Interests and (b) no more than 30% of the JBG Included Properties shall be Kickout Interests; (iii) the JBG Parties may set the Revaluation Time to allow the Closing Date to be after July 1, 2017 once (a) no more than 10% of the Vornado Included Properties shall be Kickout Interests, (b) no more than 20% of the JBG Included Properties shall be Kickout Interests and (c) no more than 20% of a specified subset of JBG Included Properties shall be Kickout Interests; and (iv) the JBG Parties may set the Revaluation Time to allow the Closing Date to be on or after March 15, 2017 once no Vornado Included Properties or Vornado Included Properties are deemed Kickout Interests.

In addition, the Vornado Parties’ obligation to consummate the Transactions is subject to certain other conditions, including, among others, (i) the accuracy of the JBG Parties’ representations and warranties and the JBG Parties’ compliance with their covenants and agreements contained in the Master Agreement, subject to customary materiality and material adverse effect qualifiers; (ii) that the Vornado Parties shall have received a written opinion of their REIT counsel to the effect that commencing with JBG SMITH’s first taxable year, JBG SMITH will meet the requirements for qualification and taxation as a REIT under the Code, and a written opinion of the REIT counsel of the

JBG Parties to the effect that certain REIT entities of the JBG Parties meet the requirements for qualification and taxation as a REIT under the Code; (iii) their receipt of a written opinion of Sullivan & Cromwell LLP, special tax counsel to Vornado, to the effect that the contribution by Vornado of all of its partnership interests in JBG SMITH OP to JBG SMITH together with the distribution of all of its JBG SMITH Shares to the shareholders of Vornado will qualify (a) as a transaction described in Section 368(a)(1)(D) and Section 355 of the Code, (b) as a transaction in which the stock distributed by Vornado is “qualified property” for purposes of Section 355(d) and 355(e) of the Code, and (c) as a transaction in which shareholders of Vornado will not recognize gain or loss upon the distribution under Section 355(a) of the Code; (iv) that certain key individuals shall have remained employed by the JBG Parties through the date of the Closing, and shall not have repudiated their employment agreements entered into with JBG SMITH prior to the Closing; and (v) that the JBG Parties have obtained all of the licenses, approvals, permits and registrations necessary to operate the management business of the JBG Parties following the Closing, subject to certain exceptions.

The JBG Parties’ obligation to consummate the Transactions is also subject to certain other  conditions, including, among others, (i) the accuracy of the Vornado Parties’ representations and warranties and the Vornado Parties’ compliance with their covenants and agreements contained in the Master Agreement, subject to customary materiality and material adverse effect qualifiers; (ii) that the JBG Parties shall have received a written opinion of its REIT counsel to the effect that commencing with JBG SMITH’s first taxable year, JBG SMITH will meet the requirements for qualification and taxation as a REIT under the Code, and a written opinion of the REIT counsel of the Vornado Parties to the effect that Vornado and certain of its affiliates meet the requirements for qualification and taxation as a REIT under the Code; and (iii) that each current member of the JBG SMITH Board who is not a JBG Board Designee or a Vornado Board Designee shall have delivered an irrevocable written resignation from the JBG SMITH Board or shall have otherwise ceased to be a member of the JBG SMITH Board.

Termination

The Master Agreement may be terminated by either Vornado or the JBG Parties, if (i) the Closing has not occurred on or before December 29, 2017 (the “Outside Date”); (ii) if the Transactions are permanently enjoined or otherwise prohibited by action of a governmental entity; or (iii) in the event of certain uncured breaches by the other party that would result in a closing condition being incapable of being satisfied by the Outside Date.

Contribution and Merger Agreements

Pursuant to the Master Agreement, JBG SMITH and the JBG Funds that are contributing the JBG Included Interests to JBG SMITH in the JBG Asset Contributions will enter into contribution agreements or merger agreements, substantially in the form attached to the Master Agreement.  These contribution agreements and merger agreements will provide for the specific transactions necessary to contribute the JBG Included Interests to JBG SMITH.

In addition, pursuant to the Master Agreement, (i) JBG Properties will enter into a contribution agreement in the form attached to the Master Agreement, pursuant to which it will effect the JBG Properties Contribution, and (ii) and the JBG Management Entities will enter into contribution agreements substantially in the form attached to the Master Agreement, pursuant to which they will cause each JBG Managing Member Entity to effect the JBG Member Interest Contribution.

Partnership Merger Agreement

Pursuant to the Master Agreement, JBG Operating Partners will enter into a merger agreement (the “Partnership Merger Agreement”) with JBG SMITH OP and a wholly-owned subsidiary of JBG

SMITH OP, substantially in the form attached to the Master Agreement, pursuant to which JBG Operating Partners will merge with and into such subsidiary. The Partnership Merger Agreement will provide for the specific transactions necessary to effect the merger.

Cleaning Services Agreements

Pursuant to the Master Agreement, at the Closing certain subsidiaries of JBG SMITH and BMS, an affiliate of Vornado, will enter into agreements pursuant to which BMS will provide cleaning services to the real properties underlying the JBG Included Assets and the Vornado Included Assets.

Ancillary Agreements

The Master Agreement sets forth certain ancillary agreements into which JBG SMITH and Vornado will enter regarding the transactions necessary to separate JBG SMITH from Vornado and certain aspects of JBG SMITH’s relationship with Vornado after the Closing. A brief summary of the expected terms of the principal ancillary agreements is included below.

The Separation Agreement

The Separation Agreement will set forth, among other things, the transactions necessary to separate JBG SMITH from Vornado and certain other agreements that govern certain aspects of JBG SMITH’s relationship with Vornado after the Closing.

•                  The Separation Agreement will identify the assets to be transferred, the liabilities to be assumed and the contracts to be assigned to each of JBG SMITH and Vornado as part of the separation of Vornado into two companies, and it provides for when and how these transfers, assumptions and assignments will occur.

•                  The Separation Agreement will also govern the rights and obligations of the parties regarding the distribution following the completion of the separation. On the distribution date, Vornado will distribute to its shareholders that hold Vornado common shares as of the close of business on the record date all of its JBG SMITH Shares on a pro rata basis. Prior to such distribution by Vornado, VRLP will distribute to the holders of its common limited partnership units (including Vornado) as of the close of business on the record date all of the issued and outstanding JBG SMITH Shares on a pro rata basis.

•                  The Separation Agreement will also provide that the distribution is subject to the satisfaction (or waiver by Vornado) of certain conditions, provided however that unless the Master Agreement shall have been terminated in accordance with its terms, any such waiver shall be subject to the consent of JBG Properties. Subject to compliance with the terms of the Master Agreement, Vornado will have the sole and absolute discretion to determine the terms of the distribution by each of Vornado and VRLP, including the form, structure and terms of any transaction(s) and/or offering(s) to effect the distribution and the timing and conditions to the consummation of the distribution, and may, from time to time until the consummation of the distribution, change the terms of the distribution, including by accelerating or delaying the timing of the distribution by each of Vornado and VRLP.

•                  In general, each party to the Separation Agreement will assume liability for all pending, threatened and unasserted legal matters related to its own business or its assumed or retained liabilities, and will indemnify the other party for any liability to the extent arising out of or resulting from such assumed or retained legal matters.

•                  The Separation Agreement will provide that it shall be terminated simultaneously with the valid termination of the Master Agreement prior to the effective time of the distribution. In the event of a termination of the Separation Agreement, no party, nor any of its directors, trustees, officers, or employees, will have any liability of any kind to the other party or any other person. After the distribution date, the Separation Agreement may not be terminated except by an agreement in writing signed by both Vornado and JBG SMITH.

Transition Services Agreement

In connection with the Separation Agreement, Vornado and JBG SMITH will negotiate and enter into a Transition Services Agreement prior to the distribution pursuant to which Vornado and its subsidiaries will provide various corporate support services to JBG SMITH on an interim, transitional basis. The specific services to be provided to JBG SMITH, and the cost of such services, have not yet been determined.

Tax Matters Agreement

In connection with the Separation Agreement, Vornado and JBG SMITH will enter into a Tax Matters Agreement prior to the External Distribution which will generally govern Vornado’s and JBG SMITH’s respective rights, responsibilities and obligations after the External Distribution with respect to taxes (including taxes arising in the ordinary course of business and taxes, if any, incurred as a result of any failure of the External Distribution and certain related transactions to qualify as tax-free for U.S. federal income tax purposes), tax attributes, tax returns, tax elections, tax contests and certain other tax matters.

In addition, the Tax Matters Agreement will impose certain restrictions on JBG SMITH and its subsidiaries (including restrictions on share issuances, business combinations, sales of assets and similar transactions) that will be designed to preserve the tax-free status of the External Distribution and certain related transactions. The Tax Matters Agreement will provide special rules that allocate tax liabilities in the event the External Distribution, together with certain related transactions, is not tax-free. In general, under the Tax Matters Agreement, each party is expected to be responsible for any taxes imposed on Vornado or JBG SMITH that arise from the failure of the External Distribution, together with certain related transactions, to qualify as a tax-free transaction for U.S. federal income tax purposes under Sections 368(a)(1)(D) and 355 of the Code, to the extent that the failure to so qualify is attributable to actions, events or transactions relating to such party’s respective shares, assets or business, or a breach of the relevant representations or covenants made by that party in the Tax Matters Agreement.

Employee Matters Agreement

In connection with the Separation Agreement, Vornado and JBG SMITH will enter into an Employee Matters Agreement to allocate liabilities and responsibilities relating to employment matters, employee compensation and benefits plans and programs, and other related matters.

The Employee Matters Agreement will govern Vornado’s and JBG SMITH’s compensation and employee benefit obligations relating to current and former employees of each company, and generally will allocate liabilities and responsibilities relating to employee compensation and benefit plans and programs. The Employee Matters Agreement will provide that, no later than the date of the distribution, JBG SMITH’s active employees generally will commence participation in JBG SMITH’s compensation and benefit plans and programs. In addition, the Employee Matters Agreement will provide that, unless otherwise specified, Vornado will be responsible for liabilities associated with employees who will be employed by Vornado following the separation and former Vornado employees, and JBG SMITH will be responsible for liabilities associated with employees who will be employed by JBG SMITH following the separation.

The Employee Matters Agreement also will set forth the general principles relating to employee matters, including with respect to the assignment of employees, the assumption and retention of liabilities and related assets, workers’ compensation, leaves of absence, employee service credit, the sharing of employee information and the duplication of benefits.

Forward-Looking Statements

Certain statements contained herein may constitute “forward-looking statements” as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Consequently, the future results, financial condition and business of Vornado Realty Trust (“Vornado”) and of the planned spin-off entity (“JBG SMITH”) may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as “approximates”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans”, “would”, “may” or similar expressions in this press release. We also note the following forward-looking statements: in the case of our development and redevelopment projects, the estimated completion date, estimated project cost and cost to complete; and estimates of future capital expenditures, dividends to common and preferred shareholders and operating partnership distributions. Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict. These factors include, among others: uncertainties as to the timing of the spin-off and the combination (the “Transactions”) with JBG Properties, Inc. (“JBG Properties”), JBG/Operating Partners, L.P. (“JBG Operating Partners”, and together with JBG Properties, the “JBG Management Entities”), and certain pooled investment funds that are affiliates of the JBG Management Entities (the “JBG Funds”, and together with the JBG Management Entities, the “JBG Parties”) and whether they will be completed, the possibility that various closing conditions to Transactions may not be satisfied or waived, the expected tax treatment of the Transactions, the composition of JBG SMITH’s portfolio following the completion of the Transactions, the possibility that third-party consents required to transfer certain properties in the Transactions will not be received, the impact of the Transactions on the businesses of Vornado and JBG SMITH, the timing of and costs associated with property improvements, financing commitments, and general competitive factors. For further discussion of factors that could materially affect the outcome of our forward-looking statements and other risks and uncertainties, see “Risk Factors” in Vornado’s annual and quarterly periodic reports filed with the SEC. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of this Current Report on Form 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) In connection with entry into the Master Agreement, in addition to the grants of Formation Units described in Item 1.01 above, the Compensation Committee of the Vornado Board of Trustees approved a letter agreement dated October 31, 2016 (the “Letter Agreement”) pursuant to which Steven Roth, Vornado’s Chairman and Chief Executive Officer, will be entitled to receive, in connection with his service on the JBG SMITH Board, a grant of a number of Formation Unit awards equal to

$6,500,000 divided by the value of a JBG SMITH Share on the first trading day following the Closing.  The Formation Units awarded to Mr. Roth will have the same general terms as the Formation Units to be granted to employees of JBG SMITH described above, and also provide for vesting upon retirement from the JBG SMITH Board.

Item 7.01. Regulation FD Disclosure.

On October 31, 2016, Vornado issued a press release to announce the signing of the Master Agreement, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In addition, Vornado has prepared an investor presentation related to the Transactions, which is attached hereto as Exhibit 99.2 and incorporated herein by reference.  Vornado intends to use this investor presentation in connection with an investor conference call scheduled for 10:00 a.m. on November 1, 2016 (please see the press release attached hereto as Exhibit 99.1 for dial-in and playback information regarding this conference call) and at various meetings with Vornado shareholders in the coming weeks. The information set forth in Item 7.01 of this Current Report on Form 8-K and in the attached Exhibits 99.1 and 99.2 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information set forth in Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)                                Exhibits.

99.1        Press Release of Vornado Realty Trust, dated October 31, 2016.

99.2        Investor presentation dated October 31, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VORNADO REALTY TRUST
(Registrant)

	By:	/s/ Stephen W. Theriot
	Name:	Stephen W. Theriot
	Title:	Chief Financial Officer, Vornado Realty Trust
Date: October 31, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VORNADO REALTY L.P.
(Registrant)

	By:	VORNADO REALTY TRUST,
Sole General Partner

	By:	/s/ Stephen W. Theriot
	Name:	Stephen W. Theriot
	Title:	Chief Financial Officer, Vornado Realty Trust
Date: October 31, 2016

Exhibit Index

99.1        Press Release of Vornado Realty Trust, dated October 31, 2016.

99.2        Investor presentation dated October 31, 2016.